Exhibit 99

221 East Hickory Street

Mankato, Minnesota 56001

	Contact:	Christian Rothe
Investor Relations
For Immediate Release		507-386-3470

David Christensen
Chief Financial Officer
507-387-1713

HICKORYTECH REPORTS FIRST QUARTER 2003 RESULTS

Posts Increases in Revenue and Net Income

MANKATO, Minn., April 28, 2003—HickoryTech Corporation (Nasdaq:HTCO) today reported net income for the first quarter ended March 31, 2003 of $2.3 million, or 17 cents per diluted share, an increase of 12.3 percent from $2.1 million, or 15 cents per diluted share, for the same period in 2002. First quarter revenues were $27.0 million this year, an increase of 7.4 percent from $25.1 million in the first quarter of 2002.

Operating income for the first quarter was $5.5 million, similar to the same period of 2002. Earnings before interest, taxes, depreciation and amortization (EBITDA) were $10.0 million in the first quarter of this year, an increase of 3.9 percent from the first quarter last year. EBITDA represents a non-GAAP financial measure. A reconciliation of this measure to the appropriate GAAP measure is included in the financial tables in this release.

John E. Duffy, President and CEO of HickoryTech, said, “We are pleased with the progress that HickoryTech made during the first quarter toward achieving our 2003 goals. Compared with the first quarter of 2002, HickoryTech achieved revenue growth in each of its operating divisions — Telecom, Information Solutions and Enterprise Solutions.”

Duffy said the company was able to reduce total outstanding debt by $9.9 million during the quarter through a combination of strong operating cash flow, low capital expenditures, reductions in balance sheet receivables and the partial monetization of a capital investment. The lower debt total, along with favorable interest rates, resulted in a $0.4 million year-to-year reduction in first-quarter interest expense, a decrease of 20 percent.

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Revenues in the Telecom Sector, which include Telephone, Communications Services and Wireless Services, were $22.0 million in the first quarter, a 6 percent increase over Telecom Sector revenues of $20.8 million in the same period of 2002. Telecom Sector EBITDA grew by $0.3 million, or 2.4 percent, to $10.3 million, from $10.0 million in the first quarter of 2002. This growth was primarily the result of continued success in HickoryTech’s Communications Services business unit.

At the end of the first quarter, HickoryTech’s total wireline (incumbent and competitive telephone) customer base totaled 78,766. This represents an increase of 821 access lines compared with the first quarter of last year and a decrease of 573 lines from the fourth quarter of 2002. The quarter-to-quarter decrease in access lines was the result of wireless displacement and customers dropping their second lines in favor of a broadband alternative.

During the first quarter, HickoryTech implemented a new service plan that focuses on increasing DSL customer penetrations in the company’s wireline markets. This new offering, called DSL Lite, is priced at $29.90 per month and is targeted as an entry-level vehicle for new broadband users. The company added 769 DSL customers during the first quarter, resulting in a 6 percent penetration rate of HickoryTech’s total access lines. In addition, the company has launched marketing campaigns to expand penetrations in wireline vertical services and long distance.

“HickoryTech’s primary operating objectives for 2003 are focused on growing the company’s high value, low churn customer base,” Duffy said. “In addition to a renewed focus on the company’s wireline customer base through broadband service offerings and increased vertical service options, HickoryTech plans on utilizing bundled service plans that continue to differentiate us from the competition.”

HickoryTech’s wireless customer base ended the quarter with 26,349 customers, an increase of 258 customers over the first quarter of 2002 and a decrease of 135 customers during the quarter. Wireless churn increased during the quarter, reflecting the change in HickoryTech’s wireless customer mix and continued competition in the marketplace.

The company’s Enterprise Solutions Division grew total revenue by more than 16 percent in the first quarter to $3.9 million, compared with $3.4 million in the same period of 2002. Gross profit margin in the Division was strong at 35.6 percent, slightly higher than the first quarter of 2002.

HickoryTech Enterprise Solutions substantially completed the installation of the telephone system at Best Buy’s new corporate headquarters in Richfield, Minn., during the first quarter. As announced last week, the division has also secured a large contract to provide St. Cloud State University with a new, more robust telecommunications system to be installed during the second quarter of this year.

Further discussion of the first quarter results, as well as additional guidance regarding management’s outlook will be given during the company’s quarterly conference call and Webcast with investors at 8:00 a.m. Central Daylight Time on Tuesday, April 29, 2003. Investors can access the Webcast through a link on HickoryTech’s homepage at www.hickorytech.com or through www.CCBN.com.

About HickoryTech

HickoryTech Corporation is a diversified communications company headquartered in Mankato, Minn., with approximately 500 employees and operations in Minnesota and Iowa. HickoryTech is in its 106th year of operation with its roots in the local telephone exchange business. From this base, it has expanded into wireless communications, competitive local service, long distance, Internet, information solutions and enterprise solutions. To learn more about HickoryTech Corporation, visit the company’s Web page at www.HickoryTech.com.

Certain statements included in this press release that are not historical facts are ``forward-looking statements.’’ Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates, and management’s beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date on which they were made. Except as required by federal securities laws, HickoryTech undertakes no obligation to update any of its forward-looking statements for any reason.

Statement of Operations

(Dollars in Thousands)	For Three Months Ended March 31
	2003	2002
Revenues:
Telecom Sector	$21,961	$20,717
Information Solutions Sector	1,098	1,034
Enterprise Solutions Sector	3,911	3,361
Total Revenues	26,970	25,112

Operating Expenses:
Cost of Goods Sold, Enterprise Solutions	2,519	2,184
Operating Expenses	14,436	13,286
Depreciation	4,162	3,813
Amortization of Intangibles	326	361
Total Operating Expenses	21,443	19,644

Operating Income	5,527	5,468

Equity in Net Income (Loss) of Investees	(3)	(19)
Interest and Other Income	10	43
Interest Expense	(1,565)	(1,956)

Income Before Income Taxes	3,969	3,536
Income Taxes	1,622	1,446

Net Income	$2,347	$2,090

Reconciliation to EBITDA:(1)
Operating Income	$5,527	$5,468
Depreciation and Amortization	4,488	4,174
Earnings Before Interest, Taxes,
Depreciation and Amortization (EBITDA (1)	$10,015	$9,642

(Not in thousands)

WEIGHTED AVERAGE # OF SHARES (BASIC)	13,993,696	13,960,708
EARNINGS PER SHARE (BASIC)	$0.17	$0.15
DIVIDENDS PER SHARE	$0.11	$0.11

WEIGHTED AVERAGE # OF SHARES (DILUTIVE)	14,007,326	14,062,803
EARNINGS PER SHARE (DILUTIVE)	$0.17	$0.15

(1) EBITDA represents a non-GAAP financial measure. HickoryTech defines EBITDA as operating income excluding depreciation and amortization expense. EBITDA, which is not a measure of financial performance or liquidity under generally accepted accounting principles, is provided because management believes that EBITDA is a useful supplement to operating income and other statements of operations data in understanding HickoryTech’s ability to service and/or incur indebtedness and is useful in measuring the performance and relative value of HickoryTech’s business. Because of the variety of methods used by companies and analysts to calculate EBITDA, and the fact that EBITDA calculations may not accurately measure a company’s profitability or its ability to meet debt service requirements, caution should be used in relying on any EBITDA presentation. EBITDA should not be considered as an indicator of operating performance or whether cash flows will be sufficient to fund cash needs

Consolidated Balance Sheets

(unaudited)

(Dollars in Thousands Except Share and Per Share Amounts)	3/31/2003	12/31/2002
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$2,111	$1,874
Receivables, Net of Allowance for Doubtful Accounts of $1,263 and $1,358	11,048	11,056
Income Taxes Receivable	—	3,222
Costs in Excess of Billings on Contracts	1,687	2,107
Inventories	4,928	5,059
Deferred Income Taxes	951	951
Other	2,479	2,840
TOTAL CURRENT ASSETS	23,204	27,109

INVESTMENTS	6,742	10,517

PROPERTY, PLANT AND EQUIPMENT	248,969	247,375
Less ACCUMULATED DEPRECIATION	115,180	111,101
PROPERTY, PLANT AND EQUIPMENT, NET	133,789	136,274

OTHER ASSETS:
Goodwill	25,086	25,086
Intangible Assets, Net	34,608	34,669
Deferred Costs and Other	6,127	6,556
TOTAL OTHER ASSETS	65,821	66,311

TOTAL ASSETS	$229,556	$240,211

LIABILITIES & SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts Payable	$3,297	$4,543
Accrued Expenses	3,211	3,719
Accrued Interest	479	512
Billings in Excess of Costs on Contracts	139	80
Advanced Billings and Deposits	3,738	3,741
Current Maturities of Long-Term Obligations	1,405	1,441
TOTAL CURRENT LIABILITIES	12,269	14,036

LONG-TERM OBLIGATIONS, Net of Current Maturities	147,740	157,599

DEFERRED INCOME TAXES	4,377	4,377

DEFERRED REVENUE AND BENEFITS	5,541	5,604

TOTAL LIABILITIES	169,927	181,616

COMMITMENTS AND CONTINGENCIES	—	—

SHAREHOLDERS’ EQUITY:
Common Stock, no par value, $.10 stated value
Shares authorized: 100,000,000
Shares outstanding: 13,998,182 in 2003 and 13,983,929 in 2002	1,400	1,398
Additional Paid-In Capital	8,262	7,885
Retained Earnings	49,967	49,312
TOTAL SHAREHOLDERS’ EQUITY	59,629	58,595

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$229,556	$240,211

Telecom Sector Recap

	For Quarter	For Quarter
(Dollars in Thousands)	Ended	Ended
	3/31/2003	3/31/2002
Telephone
Revenues
Local Access	$3,799	$3,802
Network Access	8,324	8,067
Intersegment	69	68
Other	2,262	2,327
Total Revenues	14,454	14,264

Key Metrics
Access Lines	64,495	66,212
DSL Customers	3,083	1,547

Communications Services
Revenues
Long Distance	$1,028	$913
Local Service	908	699
Internet	941	847
Other	1,306	660
Total Revenues	4,183	3,119

Key Metrics
Access Lines
Overbuild	8,035	6,241
Unbundled Network Element (UNE)	1,361	1,188
Total Service Resale (TSR)	4,875	4,304
Total	14,271	11,733
Long Distance Customers	36,610	25,436
Internet Customers	14,988	13,517
DSL Customers	1,657	813

Wireless
Revenues
Service	$2,447	$2,334
Home Roaming	174	194
Roaming	772	874
Total Revenues	3,393	3,402

Key Metrics
Customers	26,349	26,091
Churn %	3.15%	1.74%

Total Telecom Sector
Revenues	$22,030	$20,785
Operating Expenses, excluding Depr. and Amort.	11,741	10,737
Depreciation and Amortization	3,845	3,538
Operating Income	$6,444	$6,510

Net Income	$3,773	$3,813

Reconciliation to EBITDA:(1)
Operating Income	$6,444	$6,510
Depreciation and Amortization	3,845	3,538
Earnings Before Interest, Taxes,
Depreciation and Amortization (EBITDA)(1)	$10,289	$10,048

Other
Capital Expenditures	$1,372	$2,787
Customers	156,713	142,989
DSL Customers	4,740	2,360

(1) EBITDA represents a non-GAAP financial measure. HickoryTech defines EBITDA as operating income excluding depreciation and amortization expense. EBITDA, which is not a measure of financial performance or liquidity under generally accepted accounting principles, is provided because management believes that EBITDA is a useful supplement to operating income and other statements of operations data in understanding HickoryTech’s ability to service and/or incur indebtedness and is useful in measuring the performance and relative value of HickoryTech’s business. Because of the variety of methods used by companies and analysts to calculate EBITDA, and the fact that EBITDA calculations may not accurately measure a company’s profitability or its ability to meet debt service requirements, caution should be used in relying on any EBITDA presentation. EBITDA should not be considered as an indicator of operating performance or whether cash flows will be sufficient to fund cash needs.

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